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                                                                   EXHIBIT 23.1


                                                                 March 14, 2002


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference to the registration statements of L-3 Communications Holdings, Inc. and subsidiaries (the "Company") on Forms S-8 (File No.'s 333-59281, 333-64389, 333-78317 and 333-64300) and on Forms S-3
(File No.'s 333-58328 and 333-75558) of our report dated February 4, 2002 on our audits of the consolidated financial statements of the Company as of December 31, 2001 and 2000 and for the three years ended December 31, 2001, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
     New York, New York